Exhibit A-7

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F910722000360

CERTIFICATE OF INCORPORATION

OF

APW SUPERMARKETS, INC.

under section 402 of the Business Corporation Law

THE UNDERSIGNED, being over the age of eighteen years, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, does hereby certify:

FIRST: The name of the corporation is: APW Supermarkets, Inc. (the “Corporation”).

SECOND: The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body of the State of New York, without such consent or approval first being obtained.

THIRD: The office of the Corporation is to be located in the County of Suffolk, State of New York.

FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) with a par value of $1.00 per share.

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: Mr. Robert G. Ulrich, Senior Vice President and General Counsel, the Atlantic & Pacific Tea Company, Inc., 2 Paragron Drive, Montvale, New Jersey 07645.

SIXTH: No holder of shares of any class, whether now or hereafter authorized, and no holder of any other security issued by the Corporation, shall have any pre-emptive or preferential or other right of subscription to or purchase of any shares of any class or any other security (whether of the same or of any other class or security) of the Corporation, whether now or hereafter authorized; nor shall any such holder have any preferential or other right to purchase any such shares or any such other security which may have been acquired by and may be held in the treasury of the Corporation; and all such holders shall have only such right, if any, so to subscribe for or purchase the same, as the Board of Directors, in its discretion, may from time to time fix. The Board of Directors may, at any time in its discretion, offer to any holder or holders of such shares of any class or classes of the Corporation or to any holder or holders of any security issued by the Corporation, whether for subscription or for purchase, any shares of that class or of any other class or classes or any part of that issue of said securities or of any other issue of securities without making any offer of any of such shares or of any such issue of securities to the other holder or holders of any shares or of any security issued by the Corporation.

SEVENTH: Any one or more members of the Board of Directors of the Corporation or any committee thereof may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

EIGHTH: No director will have any personal liability to the Corporation or its shareholders for damages for any breach of duty as a director, except if a judgment or other final adjudication adverse to the director establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director’s acts violated Section 719 of the Business Corporation Law, as amended.

IN WITNESS WHEREOF, I have made and signed this certificate this 19th day of July, 1991 and I affirm the statements contained therein as true under penalties of perjury.

/s/ Joseph H. Spain
Joseph H. Spain Incorporator ROGERS & WELLS 200 Park Avenue New York, New York 10166

N. Y. S. DEPARTMENT OF STATE DIVISION OF CORPORATIONS AND STATE RECORDS	162 WASHINGTON AVENUE ALBANY, NY 12231

FILING RECEIPT

CORPORATION NAME DOCUMENT TYPE SERVICE COMPANY APPLICANT NAME	: APW SUPERMARKETS, INC. : NAME RESERVATION (NEW) (DOM. BUSINES : CORPORATION SERVICES CO. : RAEANN FAVATA

FILED: 07/17/1991	DURATION: 09/16/1991	CASH: 910717000173	FILM: 910717000161

ADDRESS FOR PROCESS REGISTERED AGENT

** SUBMIT RECEIPT WHEN FILING CERTIFICATE **

FILER	FEES	45.00	PAYMENTS	45.00
CORPORATION SERVICE COMPANY	FILING :	20.00	CASH :	0.00
4 CENTRAL AVENUE	TAX :	0.00	CHECK :	0.00
	CERT :	0.00	BILLED :	45.00
ALBANY, NY 12210	COPIES :	0.00
	HANDLING :	25.00
			REFUND:	0.00

DOS-1025 (11/89)

F910722000360

CERTIFICATE OF INCORPORATION

OF

APW SUPERMARKETS, INC.

910722000397

FILER:

    Charles Tucker

    CORPORATION SERVICE COMPANY

    4 Central Avenue

    Albany, NY 12210

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F991222000541

CERTIFICATE OF MERGER

of

GREENLAWN PLAZA CORPORATION

and

APW SUPERMARKETS, INC.

into

APW SUPERMARKETS, INC.

Under Section 904 of the Business corporation Law

It is hereby certified upon behalf of each of the constituent corporations herein named, as follows:

FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporation.

SECOND: The name of the constituent corporation which is to be the surviving corporation, and which is hereinafter sometimes referred to as the “surviving constituent corporation”, is APW SUPERMARKETS, INC. The date upon which its certificate of incorporation was filed by the Department of State is July 22,1991.

THIRD: The name of the other constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the “merged constituent corporation”, is GREENLAWN PLAZA CORPORATION.

The date upon which its certificate of incorporation was filed by the Department of State is July 5, 1974.

FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

APW SUPERMARKETS, INC.

Designation of each outstanding class and series of shares	Number of outstanding shares of each class	Designation of class and series entitled to vote	Classes and series entitled to vote as a class
Common	1,000	Common	Common

1

GREENLAWN PLAZA CORPORATION

Designation of each outstand- ing class and	Number of outstanding shares of	Designation of class and series entitled	Classes and series entitled to vote as a

series of shares	each class	to vote	class
Common	200	Common	Common

FIFTH: The merger herein certified was authorized in respect of both the surviving constituent and the merged constituent corporation by the written consent of holders of all other outstanding shares of the corporation entitled to vote on the plan of merger, having not less than the minimum acquisite proportion of votes, which has been given in accordance with Section 615 of the Business Corporation Law of the State of New York.

SIXTH: The effective date of the merger herein certified shall be the 22nd day of December, 1999.

Signed on December 21,1999	APW SUPERMARKETS, INC. (Surviving Constituent Corporation)

	By:	/s/ Robert G. Ulrich
Vice President
Robert G. Ulrich

APW SUPERMARKET CORPORATION (Sole Shareholder of Surviving Constituent Corporation)

	By:	/s/ Michael J. Larkin
President Michael J. Larkin

Affix Corporate Seal

of Shareholder

2

F991222000541

CERTIFICATE OF MERGER

OF

GREENLAWN PLAZA CORPORATION

INTO

APW SUPERMARKETS, INC.

Section 904 of the Business Corporation Law

Filer: A & P

Two Paragon Drive

Tax Department

Montvale, NJ 07645

Cust. Ref#525089GIR

    DRAWDOWN

991222000574

3

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State
Division of Corporations, Records and UCC
Albany, NY 12231-0002
www.dos.state.ny.us

Business Corporation Biennial Statement

For Internal Use Only

AR090814000

2545

Filed By: JC

Cash # (if different than film #): ______

Required Fee: $9.00
Filing Period: 07/2009
(Make checks payable to the Department of State)

1563132

Business Name:

APW SUPERMARKETS, INC.

1563132

APW SUPERMARKETS, INC.
ATTN: TAX DEPARTMENT
2 PARAGON DRIVE
MONTVALE NY 07645

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State's records.

Part 1: Name and Business Address of Chief Executive Officer

ERIC CLAUS
2 PARAGON DRIVE
MONTVALE NJ 07645

Name: ______
Address: ______
City: ______ State: ______ Zip: ______

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substitued)

APW SUPERMARKETS, INC.
ATTN: TAX DEPARTMENT
2 PARAGON DRIVE
MONTVALE NY 07645

Address Line 1: ______
Address Line 2: ______
City: ______ State: ______ Zip: ______

Part 3: Address for Service of Process

APW SUPERMARKETS, INC.
2 PARAGON DRIVE
MONTVALE NJ 07645

Name: ______
Address: ______
City: ______ State: ______ Zip: ______

Part 4: Farm Corporation Exemption

☐ Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

Michael Gualtieri
Signature

Michael Gualtieri
Name of Signer (Please Print)

Vice President
Title of Signer (Please Print)

DOS-1179 (08/06)

090810002545